===============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 15, 2006


                               ALTRIA GROUP, INC.
             (Exact name of registrant as specified in its charter)


           Virginia                   1-8940                  13-3260245
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)            File Number)           Identification No.)


120 Park Avenue, New York, New York                            10017-5592
(Address of principal executive offices)                       (Zip Code)



   Registrant's telephone number, including area code:       (917) 663-4000


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




================================================================================

Item 8.01.   Other Events.

The Internal Revenue Service ("IRS") concluded its examination of Altria Group, Inc.'s consolidated tax returns for the years 1996 through 1999, and issued a final Revenue Agent's Report ("RAR") on March 15, 2006. Altria Group, Inc. has agreed with all the conclusions of the RAR, with the exception of the matter discussed below. Consequently, in March 2006, Altria Group, Inc. will record non-cash tax benefits of approximately $1.0 billion, which represent the reversal of tax reserves following the issuance of the RAR. Although there will be no impact to Altria Group, Inc.'s consolidated cash flow, Altria Group, Inc. will reimburse $337 million in cash to Kraft Foods Inc. ("Kraft") for its portion of the $1.0 billion in tax benefits, as well as pre-tax interest of $46 million. The tax reversal, adjusted for Kraft's minority interest, will result in an increase to diluted earnings per share of approximately $0.45 for the first quarter and full year 2006. The impact of this reversal was not included in previous earnings guidance issued by Altria Group, Inc.

The IRS has disallowed benefits pertaining to certain of Philip Morris Capital Corporation's ("PMCC") leveraged lease transactions based on IRS Revenue Rulings and an IRS Notice addressing specific types of leveraged leases (lease-in/lease-out transactions, qualified technological equipment transactions and sale-in/lease-out transactions). PMCC believes that the position and supporting case law described in the Revenue Rulings and the IRS Notice, as well as those asserted in the RAR, are incorrectly applied to PMCC's transactions and that its leveraged leases are factually and legally distinguishable in material respects from the IRS's position. Accordingly, PMCC will continue to assert its position regarding these transactions and will contest approximately $170 million of taxes and interest assessed thereon. The IRS may challenge similar transactions in future audits. If successful, such challenges would result in the accelerated payment of significant amounts of federal income tax and adversely impact PMCC's earnings. These items are more fully discussed under the caption Certain Other Actions in Note 19 to the 2005 Altria Group, Inc.
consolidated financial statements on Form 10-K, which was filed with the Securities and Exchange Commission on March 10, 2006.

A copy of the press release is attached as Exhibit 99.1.


Item 9.01.   Financial Statements and Exhibits.


(d)   Exhibits

         99.1  Altria Group, Inc. Press Release dated March 16, 2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ALTRIA GROUP, INC.

                                     By: /s/ G. PENN HOLSENBECK
                                        ----------------------------------------
                                        Name:  G. Penn Holsenbeck
                                        Title: Vice President, Associate General
                                               Counsel and Corporate Secretary


DATE: March 16, 2006

                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------

99.1              Altria Group, Inc. Press Release dated March 16, 2006.